UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): March 9, 2005


                                   VIACOM INC.
         ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                 001-09553               04-2949533
----------------------------  ------------------ -------------------------------
(State or other jurisdiction   (Commission File  (I.R.S. Employer Identification
      of incorporation)             Number)                  Number)


                        1515 Broadway, New York, NY       10036
         ---------------------------------------------------------------
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (212) 258-6000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Section 1--Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

Director Compensation

              On March 9, 2005, the Board of Directors of Viacom Inc. ("Viacom" or the "Company") approved a change to the equity compensation for outside directors of the Company. Effective as of the Company's 2005 annual meeting, subject to stockholder approval, the Viacom Inc. 2000 Stock Option Plan for Outside Directors will be amended (and renamed the Viacom Inc. Equity Plan for Outside Directors) to provide that outside directors will automatically receive, in addition to the other cash and equity compensation described below, the following compensation:

       o an initial grant of restricted share units (RSUs) on the date stockholder approval of the amended plan is received equal to $55,000 in value based on the closing price of the Class B common stock on the New York Stock Exchange (NYSE) (or such other exchange on which the Class B common stock may then be listed) on the date of grant, which RSUs vest one year from the date of grant; and

       o an annual grant of RSUs on January 31st of each year equal to $55,000 in value based on the closing price of the Class B common stock on the NYSE (or such other exchange on which the Class B common stock may then be listed) on the date of grant, which RSUs vest one year from the date of grant.

             RSUs are payable to outside directors in shares of Class B common stock upon vesting unless the outside director elects to defer settlement of the RSUs to a future date. Outside directors are entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its Class B common stock. Dividend equivalents shall accrue on the RSUs (including deferred RSUs) in accordance with the plan until the RSUs are settled, at which time the dividend equivalents are payable in shares of Class B common stock. The Viacom Inc. Equity Plan for Outside Directors will be contained in an annex to Viacom's 2005 proxy statement.

              As previously disclosed in a Form 8-K filed on December 15, 2004, the other components of Viacom's cash and equity compensation for outside directors are as follows:

       Cash Compensation

       o Outside directors receive an annual retainer of $60,000, payable in equal installments quarterly in advance, plus a per meeting attendance fee of $2,000;

       o The Chairs of the Audit, Compensation, Strategic Planning and Ad Hoc Committees each receive an annual retainer of $20,000, payable in equal installments quarterly in advance, and the members of those committees receive a per meeting attendance fee of $2,000; and



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       o     The Chair of the Nominating and Governance Committee receives an annual retainer of $15,000, payable in equal installments quarterly in advance, and the members of that committee receive a per meeting attendance fee of $1,500.

       Outside directors may elect to defer their cash compensation under the Viacom Inc. Deferred Compensation Plan for Non-Employee Directors, or any successor plan.

       Equity Compensation

             Outside directors receive the following:

       o an initial grant of 10,000 stock options to purchase shares of Class B common stock on the date the director joins the Board, which options vest one year from the date of grant; and

       o an annual grant of 4,000 stock options to purchase shares of Class B common stock on January 31 of each year, which options vest in equal installments over a period of three years.

             The exercise price of the stock options is the closing price of Viacom's Class B common stock on the NYSE (or such other exchange on which the Class B common stock may then be listed) on the date of grant.

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   VIACOM INC.
                                   (Registrant)



                                   By: /s/ Michael D. Fricklas
                                       ------------------------------------
                                       Name:   Michael D. Fricklas
                                       Title:  Executive Vice President, General
                                               Counsel and Secretary


Date:  March 15, 2005